                                                                     EXHIBIT 4.4


                                                                  EXECUTION COPY






                      National Nephrology Associates, Inc.

                                       and

                           The Guarantors named herein




                                  $160,000,000

                      9% Senior Subordinated Notes due 2011



                               Purchase Agreement

                             dated October 16, 2003











                         Banc of America Securities LLC

                           J.P. Morgan Securities Inc.

                       RBC Dominion Securities Corporation

                              Harris Nesbitt Corp.

                                Table of Contents

SECTION 1.        Representations and Warranties.........................................................2
   (a)   No Registration Required........................................................................2
   (b)   No Integration of Offerings or General Solicitation.............................................3
   (c)   Eligibility for Resale under Rule 144A..........................................................3
   (d)   The Offering Memorandum and the Preliminary Offering Memorandum.................................3
   (e)   The Purchase Agreement..........................................................................4
   (f)   The Registration Rights Agreement and DTC Agreement.............................................4
   (g)   Authorization of the Securities and the Exchange Securities.....................................4
   (h)   Authorization of the Indenture..................................................................5
   (i)   Description of the Securities and the Indenture.................................................5
   (j)   No Material Adverse Change......................................................................5
   (k)   Independent Accountants.........................................................................6
   (l)   Preparation of the Financial Statements.........................................................6
   (m)   Incorporation and Good Standing of the Company and its Subsidiaries.............................6
   (n)   Capitalization and Other Capital Stock Matters..................................................7
   (o)   Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required......7
   (p)   No Material Actions or Proceedings..............................................................8
   (q)   Intellectual Property Rights....................................................................9
   (r)   All Necessary Permits, etc......................................................................9
   (s)   Medicare/Medicaid Participation.................................................................9
   (t)   Other Healthcare Regulatory Matters............................................................10
   (u)   Title to Properties............................................................................11
   (v)   Tax Law Compliance.............................................................................12
   (w)   Company Not an "Investment Company"............................................................12
   (x)   Insurance......................................................................................12
   (y)   No Price Stabilization or Manipulation.........................................................12
   (z)   Solvency.......................................................................................12
   (aa)  No Unlawful Contributions or Other Payments....................................................13
   (bb)  MD&A...........................................................................................13
   (cc)  Company's Accounting System....................................................................13
   (dd)  Compliance with Environmental Laws.............................................................14
   (ee)  ERISA Compliance...............................................................................14
   (ff)  Guarantor Subsidiaries.........................................................................15
   (gg)  Credit Agreement...............................................................................15
   (hh)  Compliance with Regulation S...................................................................15
   (ii)  Taxes; Fees....................................................................................15
   (jj)  No Labor Disputes..............................................................................15
   (kk)  Minute Books and Records.......................................................................16
SECTION 2.        Purchase, Sale and Delivery of the Securities.........................................16
   (a)   The Securities.................................................................................16
   (b)   The Closing Date...............................................................................16
   (c)   Delivery of the Securities.....................................................................17
   (d)   Delivery of Offering Memorandum to the Initial Purchasers......................................17
   (e)   Initial Purchasers as Qualified Institutional Buyers...........................................17
SECTION 3.        Additional Covenants..................................................................17
   (a)   Initial Purchasers' Review of Proposed Amendments and Supplements..............................17
   (b)   Additional Information, Amendments and Supplements to the Offering Memorandum and Other
         Securities Act Matters.........................................................................18

   (c)   Copies of the Offering Memorandum..............................................................18
   (d)   Blue Sky Compliance............................................................................18
   (e)   The Depositary.................................................................................19
   (f)   Additional Issuer Information..................................................................19
   (g)   Agreement Not To Offer or Sell Additional Securities...........................................19
   (h)   No Integration of Offerings or General Solicitation............................................19
   (i)   Legended Securities............................................................................20
   (j)   PORTAL.........................................................................................20
SECTION 4.        Payment of Expenses...................................................................20
SECTION 5.        Conditions of the Obligations of the Initial Purchasers...............................21
   (a)   Accountants' Comfort Letter....................................................................21
   (b)   No Material Adverse Change or Ratings Agency Change............................................21
   (c)   Opinion of Counsel for the Company.............................................................21
   (d)   Credit Agreement Opinion.......................................................................21
   (e)   Opinion of Counsel for the Initial Purchasers..................................................22
   (f)   Officers' Certificate..........................................................................22
   (g)   Chief Financial Officer's Certificate..........................................................22
   (h)   Bring-down Comfort Letter......................................................................22
   (i)   PORTAL Listing.................................................................................22
   (j)   Other Agreements...............................................................................23
   (k)   Credit Agreement...............................................................................23
   (l)   Additional Documents...........................................................................23
SECTION 6.        Reimbursement of Initial Purchasers' Expenses.........................................23
SECTION 7.        Offer, Sale and Resale Procedures.....................................................24
SECTION 8.        Indemnification.......................................................................25
   (a)   Indemnification of the Initial Purchasers......................................................25
   (b)   Indemnification of the Company and their Guarantors and their Directors and Officers...........26
   (c)   Notifications and Other Indemnification Procedures.............................................27
   (d)   Settlements....................................................................................27
SECTION 9.        Contribution..........................................................................28
SECTION 10.       Termination of this Agreement.........................................................29
SECTION 11.       Representations and Indemnities to Survive Delivery...................................29
SECTION 12.       Notices...............................................................................30
SECTION 13.       Successors............................................................................31
SECTION 14.       Partial Unenforceability..............................................................31
SECTION 15.       Governing Law Provisions..............................................................31
   (a)   Consent to Jurisdiction........................................................................31
SECTION 16.       Default of One or More of the Several Initial Purchasers..............................31
SECTION 17.       Tax Disclosure........................................................................32
SECTION 18.       General Provisions....................................................................32


SCHEDULE A -    Initial Purchasers
EXHIBIT A -     List of Subsidiaries
EXHIBIT B-1 -   Form of Opinion of Kaye Scholer LLP
EXHIBIT B-2 -   Form of Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz
PC ANNEX I -    Resale Pursuant to Regulation S or Rule 144A

                               Purchase Agreement




                                                                October 16, 2003



BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
RBC DOMINION SECURITIES CORPORATION
HARRIS NESBITT CORP.

   As Initial Purchasers
c/o BANC OF AMERICA SECURITIES LLC
9 West 57th Street
New York, New York 10019


Ladies and Gentlemen:

         Introductory. National Nephrology Associates, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to Banc of America Securities LLC, J.P. Morgan Securities Inc., RBC Dominion Securities Corporation and Harris Nesbitt Corp. (collectively, the "Initial Purchasers"), acting severally and not jointly, the respective amounts set forth in Schedule A of a $160,000,000 aggregate principal amount of the Company's 9% Senior Subordinated Notes due 2011 (the "Notes").

         The Notes will be issued pursuant to an indenture, to be dated as of October 22, 2003 (the "Indenture"), among the Company, the Guarantors (as defined below) and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). Notes issued in book-entry form will be issued in the name of Cede & Co., as nominee of The Depository Trust Company (the "Depositary") pursuant to a DTC letter of representations, to be dated as of the Closing Date (as defined in Section 2) (the "DTC Agreement"), among the Company, the Guarantors, the Trustee and the Depositary.

         The holders of the Notes will be entitled to the benefits of a registration rights agreement, to be dated as of October 22, 2003 (the "Registration Rights Agreement"), among the Company, the Guarantors and the Initial Purchasers, pursuant to which the Company and the Guarantors will agree to file, within 180 days of the Closing Date, a registration statement with the Commission registering the Exchange Securities (as defined below) under the Securities Act.

         The payment of principal, premium and Liquidated Damages (as defined in the Indenture), if any, and interest on the Notes and the Exchange Notes (as defined below) will be fully and unconditionally guaranteed on a senior subordinated unsecured basis, jointly and severally by (i) all of the wholly owned subsidiaries of the Company and (ii) any wholly owned subsidiary of the Company formed or acquired after the Closing Date or any other subsidiary that executes an additional guarantee in accordance with the terms of the Indenture, and their respective successors and assigns (collectively, the "Guarantors"), pursuant to their guarantees (the "Guarantees"). The Notes and the Guarantees attached thereto are herein collectively referred to as the "Securities"; and the Exchange Notes and the Guarantees attached thereto are herein collectively referred to as the "Exchange Securities."

         At or prior to the Closing Date, the Company will enter into a new senior secured credit facility, consisting of a $75 million five-year revolving credit facility, with a syndicate of lenders led by Bank of America, N.A., substantially as described in the Offering Memorandum and as set forth in a credit agreement, to be dated as of the Closing Date, between the Company, the Guarantors, Bank of America, N.A. as administrative agent, L/C issuer and swing line lender, the lender parties named therein and Banc of America Securities LLC as sole lead arranger and sole book manager, together with any collateral and other ancillary documents related thereto (the "Credit Agreement"). As more specifically provided for in the Credit Agreement, it is a condition to the closing of the Credit Agreement that the Company shall have received at least $160 million in gross cash proceeds from the issuance and sale of the Securities. The Company will use the net proceeds from the issuance and sale of the Securities, along with borrowing under the Credit Agreement, to, among other things, repay borrowings under the Company's existing credit facility.

         The Company and the Guarantors understand that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Offering Memorandum (as defined below) and agree that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the "Subsequent Purchasers") at any time after the date of this Agreement. The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions therefrom. The terms of the Securities and the Indenture will require that investors who acquire Securities expressly agree that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A ("Rule 144A") or Regulation S ("Regulation S") thereunder).

         The Company and the Guarantors have prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Memorandum, dated October 6, 2003 (the "Preliminary Offering Memorandum"), and have prepared and will deliver to each Initial Purchaser, copies of the Offering Memorandum, dated October 16, 2003, describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. As used herein, the "Offering Memorandum" shall mean, with respect to any date or time referred to in this Agreement, the Company's Offering Memorandum, dated October 16, 2003, including amendments or supplements thereto and any exhibits thereto, in the most recent form that has been prepared and delivered by the Company and the Guarantors to the Initial Purchasers in connection with their solicitation of offers to purchase Securities.

         The Company and the Guarantors hereby confirm their respective agreements with the Initial Purchasers as follows:

SECTION 1. Representations and Warranties. Each of the Company and the Guarantors, jointly and severally, hereby represents, warrants and covenants to each Initial Purchaser as follows:

         (a) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, sale and delivery of the Securities to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939 (the "Trust Indenture Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

         (b) No Integration of Offerings or General Solicitation. The Company has not, and none of the Company's subsidiaries or Affiliates (as such term is defined in Rule 501 under the Securities Act (each, an "Affiliate")) have, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Company, the Guarantors, any of their subsidiaries or Affiliates, or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation, warranty or covenant) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Company, the Guarantors, any of their subsidiaries or Affiliates or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation, warranty or covenant) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company, the Guarantors, any of their subsidiaries or Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation, warranty or covenant) has complied and will comply with the offering restrictions set forth in Regulation S.

         (c) Eligibility for Resale under Rule 144A. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

         (d) The Offering Memorandum and the Preliminary Offering Memorandum. Each of the Offering Memorandum and Preliminary Offering Memorandum does not, and at the Closing Date the Offering Memorandum will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company or any Guarantor in writing by the Initial Purchasers expressly for use in the Offering Memorandum. Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A. Neither the

         Company nor any of the Guarantors have distributed, and the Company and the Guarantors will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers' distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Preliminary Offering Memorandum or the Offering Memorandum.

         (e) The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and each of the Guarantors, enforceable in accordance with its terms, except as rights to indemnification and contribution hereunder may be limited by applicable law or against public policy and subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws of general applicability relating to or affecting the rights and remedies of creditors or by general principles of equity (whether considered in a proceeding at law or in equity).

         (f) The Registration Rights Agreement and DTC Agreement. The Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors and, at the Closing Date, will be duly executed and delivered by, and will be a valid and binding agreement of, the Company and each of the Guarantors, enforceable in accordance with its terms, except as rights to indemnification and contribution thereunder may be limited by applicable law or against public policy and subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws of general applicability relating to or affecting the rights and remedies of creditors or by general principles of equity (whether considered in a proceeding at law or in equity). At the Closing Date, the DTC Agreement will be duly authorized, executed and delivered by, and will be a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws of general applicability relating to or affecting the rights and remedies of creditors or by general principles of equity (whether considered in a proceeding at law or in equity). Pursuant to the Registration Rights Agreement, the Company and the Guarantors each will agree to file with the Commission, under the circumstances set forth therein, (i) a registration statement under the Securities Act relating to another series of debt securities of the Company with terms substantially identical to the Notes (the "Exchange Notes") to be offered in exchange for the Notes (the "Exchange Offer") and (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Notes, and in each case, to use its reasonable best efforts to cause such registration statements to be declared effective.

         (g) Authorization of the Securities and the Exchange Securities. (i) The Notes to be purchased by the Initial Purchasers from the Company are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws of general applicability relating to or affecting the rights and remedies of creditors or by general principles of equity (whether considered in a proceeding at law or in equity) and will be entitled to the benefits of the Indenture. (ii) The Exchange Notes have been duly and validly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws of general applicability relating to or affecting the rights and remedies of creditors or by general principles of equity (whether considered in a proceeding at law or in equity) and will be entitled to the benefits of the Indenture. (iii) The Guarantees of the Notes are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by each of the Guarantors and, when the Notes have been authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Guarantors, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws of general applicability relating to or affecting the rights and remedies of creditors or by general principles of equity (whether considered in a proceeding at law or in equity) and will be entitled to the benefits of the Indenture. (iv) The Guarantees of the Exchange Notes will be in the form contemplated by the Indenture, will have been duly authorized for issuance and sale pursuant to the Indenture and when issued and authenticated in accordance with the terms of the Indenture, will constitute valid and binding agreements of the Guarantors, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws of general applicability relating to or affecting the rights and remedies of creditors or by general principles of equity (whether considered in a proceeding at law or in equity) and will be entitled to the benefits of the Indenture.

         (h) Authorization of the Indenture. The Indenture has been duly authorized by the Company and each of the Guarantors and, at the Closing Date, will have been duly executed and delivered by the Company and each of the Guarantors and will constitute a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity).

         (i) Description of the Securities and the Indenture. The Notes, the Guarantees of the Notes and the Indenture conform, or will conform, in all material respects to the respective statements relating thereto contained in the Offering Memorandum. The Exchange Notes and the Guarantees of the Exchange Notes will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum and the registration statement relating to the Exchange Securities at the time such registration statement becomes effective.

         (j) No Material Adverse Change. Except as otherwise disclosed in the Offering Memorandum, subsequent to the respective dates as of which information is given in the Offering
         Memorandum: (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a "Material Adverse Change"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation (in any such case, other than with respect to any fees payable in connection with the offering of the Securities), indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and
         (iii) except for the accrual of dividends on the Company's Series C Preferred Stock, there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

         (k) Independent Accountants. KPMG LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) included in the Offering Memorandum, are independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act.

         (l) Preparation of the Financial Statements. The financial statements, together with the related schedules and notes, included in the Offering Memorandum present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified, subject, in the case of interim financial statements, to year-end adjustments. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States of America, applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial statements included in the Offering Memorandum comply as to form with the requirements applicable to registration statements on Form S-1 under the Securities Act. The financial data set forth in the Offering Memorandum under the captions "Offering Memorandum Summary--Summary Financial Data" and "Selected Consolidated Financial Data" present fairly the historical financial information set forth therein on a basis consistent with that of the audited and unaudited financial statements contained in the Offering Memorandum. No pro forma financial statements would be required by Regulation S-X under the Securities Act to be included in the Offering Memorandum if the Offering Memorandum were a registration statement on Form S-1 under the Securities Act.

         (m) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated or formed and is validly existing as a corporation, partnership or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and, in the case of the Company and the Guarantors, to enter into and perform its obligations under each of this Agreement, the Registration Rights Agreement, the DTC Agreement, the Securities, the Exchange Securities, the Indenture and the Credit Agreement to which it is a party. Each of the Company and each subsidiary is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

         (n) Capitalization and Other Capital Stock Matters. At June 30, 2003, on a consolidated basis, after giving pro forma effect to the issuance and sale of the Securities pursuant hereto, the application of the net proceeds therefrom and the closing of the Credit Agreement, the Company would have an authorized and outstanding capitalization as set forth in the Offering Memorandum under the caption "Capitalization" (other than for subsequent issuances of capital stock, if any, pursuant to employee benefit plans described in the Offering Memorandum or upon exercise or conversion of outstanding options or convertible securities described in the Offering Memorandum). All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding debt securities convertible into or exchangeable or exercisable for any capital stock of the Company or any of its subsidiaries other than those accurately described in the Offering Memorandum. The description of the Company's stock option plan, and the options or other rights granted thereunder, set forth in the Offering Memorandum accurately and fairly describes such plans. All of the issued and outstanding capital stock or limited liability company interests of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and, to the extent owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit A hereto.

         (o) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease, license or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change and except for Defaults that have been waived or suspended in writing and disclosed in the Offering Memorandum. The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Credit Agreement and the Indenture by the Company and each Guarantor party thereto, the Company's execution, delivery and performance of the DTC Agreement and the issuance and delivery of the Securities or the Exchange Securities, and consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum (i) will not result in any violation of the provisions of the charter, by-laws, partnership agreement, operating agreement or other similar constitutive document of the Company or any subsidiary,
         (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's or any Guarantor's execution, delivery and performance of this Agreement, the Registration Rights Agreement, the DTC Agreement, the Credit Agreement or the Indenture, to which it is a party, or the issuance and delivery of the Securities or the Exchange Securities, or consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum, except such as have been obtained or made by the Company or the Guarantors and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and except such as may be required by federal and state securities laws with respect to the Company's and the Guarantors' obligations under the Registration Rights Agreement and issuance of the Exchange Securities and the Guarantees thereof. As used herein, a "Debt Repayment Triggering Event" means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

         (p) No Material Actions or Proceedings. Except as otherwise disclosed in the Offering Memorandum, to the Company's or any Guarantor's knowledge, there are no legal or governmental actions, suits, investigations or proceedings pending or threatened against or affecting the Company or any of its subsidiaries, or the officers, directors, employees or agents (as defined in 42 C.F.R. Part 420 Subpart C and 42 C.F.R. Section 1001.1001(a)(2)) of the Company or any of its subsidiaries, which has as the subject thereof any property owned or leased by, the Company or any of its subsidiaries, where in any such case there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and any such action, suit, investigation or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or materially and adversely affect the consummation of the transactions contemplated by this Agreement, including, without limitation, any such action, suit, investigation or proceeding pursuant to federal or state laws or regulations (i) prohibiting the payment or receipt of remuneration for patient referrals, (ii) prohibiting the filing of false claims, (iii) prescribing conditions of participation for certification by the Medicare and Medicaid programs and any other federal or state healthcare program or (iv) providing for coverage and reimbursement under Medicare, Medicaid and any other federal or state healthcare program.

         (q) Intellectual Property Rights. The Company and its subsidiaries own, possess or license sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, ruling or filing would result in a Material Adverse Change. Neither the Company nor any of its subsidiaries is in default under the terms of any license or similar agreement related to any Intellectual Property Rights necessary to conduct their business as now conducted or contemplated except as would not result in a Material Adverse Change.

         (r) All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations, qualifications, licenses, permits, consents or approvals (including certificates of need, licenses, pharmacy licenses, Medicare and Medicaid provider agreements, accreditations and other similar documentation, or approvals of any local health departments) issued by the appropriate municipal, state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses as now conducted except as would not result in a Material Adverse Change, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would not reasonably be expected to result in a Material Adverse Change.

         (s) Medicare/Medicaid Participation. To the knowledge of the Company and each subsidiary, none of the Company, any of its subsidiaries, any existing or designated officers or directors of the Company or the respective subsidiary, any agent (as defined in 42 C.F.R. Section 1001.1001(a)(2)) acting on behalf of the Company, or managing employee (as defined in SSA Section 1126(b) or any regulations promulgated thereunder) acting on behalf of the Company: (1) has had a material civil monetary penalty assessed against it under Section 1128A of the SSA or any regulations promulgated thereunder; (2) has been excluded from participation under the Medicare program or a federal or state healthcare program; or (3) has been convicted (as that term in defined in 42 C.F.R. Section 1001.2) of any of the following categories of offenses as described in SSA Section 1128(a) and (b)(1), (2), (3) or any regulations promulgated thereunder: (i) criminal offenses relating to the delivery of an item or service under Medicare or any federal or state healthcare program; (ii) criminal offenses under federal or state law relating to patient neglect or abuse in connection with the delivery of a healthcare item or service; criminal offenses under federal or state law relating to fraud, theft, embezzlement, breach of fiduciary responsibility, or other financial misconduct in connection with the delivery of a healthcare item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state or local governmental agency; (iii) federal or state laws relating to the interference with or obstruction of any investigation into any criminal offense described above in this paragraph; or (iv) criminal offenses under federal or state law relating to the unlawful manufacture, distribution, prescription or dispensing of a controlled substance. The Company, a subsidiary, or an entity owned in whole or in part by the Company or a subsidiary has a Medicare provider number, and materially meets all applicable Medicare conditions of participation, in each locale, as applicable, in which the Company, such subsidiary or such entity bills directly to Medicare for services furnished by the Company, such subsidiary or such entity. The Company, a subsidiary, or an entity owned in whole or in part by the Company or a subsidiary has a Medicaid provider number, and a participating provider agreement, and materially satisfies all applicable Medicaid conditions of coverage, in each state, as applicable, in which the Company, such subsidiary, or such other entity bills directly to such state's Medicaid agency for services provided by the Company, such subsidiary, or such other entity for Medicaid patients.

                  The Company, the Guarantors and their officers and directors, and persons who provide professional services under agreements with the Company and the employees of the subsidiaries of the Company have not, on behalf of the Company, knowingly and willfully, except where, individually or in the aggregate, it would not reasonably be expected to result in a Material Adverse Change: (i) made or caused to be made a false statement or representation of a material fact in any application for any benefit or payment; (ii) made or caused to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (iii) presented or caused to be presented a claim for reimbursement under Medicare, Medicaid or other federal or state healthcare program that is (A) for an item or service that the person presenting or causing to be presented knows or should know was not provided as claimed, or (B) for an item or service and the person presenting knows or should know that the claim is false or fraudulent; (iv) failed to disclose knowledge of the occurrence of any event affecting the initial or continued right of a claimant to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment in a greater amount or quantity than is due or when no such benefit or payment is authorized if such event results in an improper benefit to the Company; or (v) made or caused to be made or induced or sought to induce the making of any false statement or representation (or knowingly and willfully omitted to state a fact required to be stated therein or necessary to make the statements contained therein not misleading) of a material fact with respect to (a) the conditions or operations of a facility in order that the facility may qualify for Medicare, Medicaid or other federal or state healthcare program certification, or (b) information required to be provided under Section 1124A of the Social Security Act (42 U.S.C. Section 1320a-3a).

                  To the knowledge of the Company and the Guarantors, there are no Medicare or Medicaid recoupment or recoupments of any other third-party payor being sought, threatened, requested or claimed against the Company or any Subsidiary that could reasonably be expected to result in a Material Adverse Change.

         (t) Other Healthcare Regulatory Matters. To the knowledge of the Company and each Guarantor, except as otherwise described in the Offering Memorandum, none of (i) the Company, any of its subsidiaries, or the officers, directors, employees, or agents (as defined in 42 C.F.R. Part 420 Subpart C and 42 C.F.R. Section 1001.1001(a)(2)) of the Company or any of its subsidiaries, or (ii) any entity which the Company or any of its subsidiaries manages ("Managed Entity") has (and with respect to the officers, directors, agents and employees of the Company or any of its subsidiaries or any employee of any Managed Entity as described above, only as to any activity during their employment or association with the Company, any subsidiary of the Company or any Managed Entity) (A) been charged with, or has been or is being investigated with respect to, any activity that materially contravenes or could materially contravene or constitutes or could constitute a material violation of any Healthcare Law (defined below), or (B) knowingly and willfully engaged in any activity that materially contravenes or constitutes a material violation of any Healthcare Law during their employment or association with the Company, any subsidiary, or any Managed Entity, which could reasonably be expected to result in a Material Adverse Change. To the knowledge of the Company and each Guarantor, no person who has a direct or indirect ownership interest of 5% or more (as those terms are defined in 42 C.F.R. Part 420 Subpart C and 42 C.F.R. Section 1001.1001(a)(2)) in the Company or any subsidiary, has been charged with, or has been or is being investigated with respect to, any activity involving the Company or any subsidiary that materially contravenes or could materially contravene or constitutes or could constitute a material violation of any Healthcare Law except as described in the Offering Memorandum. To the knowledge of the Company and each Guarantor and except as described in the Offering Memorandum, none of the officers, directors and agents of any Managed Entity has been charged with, or has (A) been or is being investigated with respect to, any activity during their employment or association with any Managed Entity that materially contravenes or could materially contravene or constitutes or could constitute a material violation of any Healthcare Law, or (B) engaged in any activity during their employment or association with the Company, any subsidiary or any Managed Entity that materially contravenes or constitutes a material violation of any Healthcare Law. To the knowledge of the Company and each Guarantor and except as described in the Offering Memorandum, no person who has a direct or indirect ownership interest of 5% or more (as those terms are defined in 42 C.F.R. Part 420 Subpart C and 42 C.F.R. Section 1001.1001(a)(2)) in a Managed Entity has been charged with, or has been or is being investigated with respect to, any activity in connection with the Managed Entity that materially contravenes or could materially contravene or constitutes or could constitute a material violation of any Healthcare Law. "Healthcare Law" means the following laws or regulations relating to the regulation of the healthcare industry or to payment for services rendered by healthcare providers: (i) Sections 1877, 1128, 1128A or 1128B of the Social Security Act ("SSA"); (ii) any prohibition on the making of any false statement or misrepresentation of material facts to any governmental agency that administers a federal or state healthcare program (including, but not limited to, Medicare, Medicaid, and the federal Civilian Health and Medical Plan of the Uniformed Services); (iii) the licensure, certification or registration requirements of healthcare facilities, services or equipment; (iv) any state certificate of need or similar law governing the establishment of healthcare facilities or services or the making of healthcare capital expenditures; (v) any state law relating to fee-splitting or the corporate practice of medicine; (vi) any state physician self-referral prohibition or state anti-kickback law; (vii) any criminal offense relating to the delivery of, or claim for payment for, a healthcare item or service under any federal or state healthcare program; (viii) any federal or state law relating to the interference with or obstruction of any investigation into any criminal offense; and (ix) any criminal offense under federal or state law relating to the unlawful distribution, prescription or dispensing of a controlled substance.

         (u) Title to Properties. The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(l) above (or elsewhere in the Offering Memorandum), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except as would not reasonably expected to result in a Material Adverse Change.

         The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as would not reasonably be expected to result in a Material Adverse Change.

         (v) Tax Law Compliance. The Company and its subsidiaries have filed all material federal, state and foreign income and franchise tax returns required to have been filed and have paid all taxes shown on such returns as due and payable and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company and each Guarantor have made adequate charges, accruals and reserves in accordance with generally accepted accounting principles applied in the United States in the applicable financial statements referred to in Section 1(l) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined except when such failure would not reasonably be expected to result in a Material Adverse Change.

         (w) Company Not an "Investment Company". The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and after receipt of payment for the Securities will not be, an "investment company" within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

         (x) Insurance. Each of the Company and its subsidiaries are insured by recognized, financially sound institutions (or are self-insured at prudent levels) with policies in such amounts and with such deductibles and policy limits and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering professional liability and malpractice. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain adequate and comparable coverage as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

         (y) No Price Stabilization or Manipulation. None of the Company, the Guarantors or any of their respective Affiliates has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

         (z) Solvency. The Company and each of the Guarantors is (except to the extent the Company and/or such Guarantors may be deemed insolvent by reason of a default under its existing credit facility), and immediately after the Closing Date will be, Solvent. As used herein, the term "Solvent" means, with respect to the Company or any Guarantor on a particular date, that on such date (i) the fair market value of the assets of the Company or such Guarantor, as the case may be, is greater than the total amount of liabilities (including contingent liabilities) of the Company or such Guarantor, as the case may be, (ii) the present fair salable value of the assets of the Company or such Guarantor, as the case may be, is greater than the amount that will be required to pay the probable liabilities of the Company or such Guarantor, as the case may be, on its debts as they become absolute and matured, (iii) the Company or such Guarantor, as the case may be, is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, (iv) the Company or such Guarantor, as the case may be, does not intend to, and does not believe that it will, incur debts or liabilities beyond such entity's ability to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature in their ordinary course, and (v) the Company or such Guarantor, as the case may be, does not have unreasonably small capital.

         (aa) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the best of the Company's and the Guarantors' knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character necessary to be disclosed in the Offering Memorandum in order to make the statements therein not misleading.

         (bb) MD&A. There are no transactions, arrangements or other relationships, including but not limited to off balance sheet transactions, which would be required to be included in the Offering Memorandum by Item 303 of Regulation S-K under the Securities Act if the issuance of the Securities were being registered under the Securities Act, which are not so described in the Offering Memorandum.

         (cc) Company's Accounting System. The Company on a consolidated basis, and each of the Company's subsidiaries, maintain a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization;
         (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; (v) material information relating to the Company and its consolidated subsidiaries is promptly made known to the officers responsible for establishing and maintaining the system of internal control over financial reporting; and (vi) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to materially and adversely affect the Company's ability to record, process, summarize and report financial information, and any fraud whether or not material that involves management or other employees who have a significant role in the Company's internal control over financial reporting, are adequately and promptly disclosed to the Company's independent auditors and the audit committee of the Company's board of directors.

         (dd) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change
         (i) the Company and each of its subsidiaries have all permits, authorizations and approvals required under any Environmental Laws (as defined below) and are in compliance with their requirements, (ii) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (iii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, to the best of the Company's or any Guarantors' knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iv) to the Company's and the Guarantors knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

         (ee) ERISA Compliance. The Company and its subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all respects with ERISA, except where any non-compliance would not result reasonably be expected to result in a Material Adverse Change. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

         (ff) Guarantor Subsidiaries. All of the wholly owned subsidiaries of the Company are Guarantors.

         (gg) Credit Agreement. The Credit Agreement has been duly and validly authorized by the Company and the guarantors thereto and, when duly executed and delivered by the Company and the guarantors thereto, will be the valid and legally binding obligation of the Company and the guarantors thereto, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

         (hh) Compliance with Regulation S. The Company, the Guarantors and their respective subsidiaries and Affiliates and all authorized persons acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation, warranty or covenant) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902. The Securities sold in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903 of the Securities Act and only upon certification of beneficial ownership of such Securities by non-U.S. persons or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements of the Securities Act.

         (ii) Taxes; Fees. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

         (jj) No Labor Disputes. As of the date hereof, (i) there is no unfair labor practice complaint pending against the Company or any of its subsidiaries or, to the knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries or, to the knowledge of the Company, threatened against any of them, (ii) there is no material strike, labor dispute, slowdown or stoppage pending against the Company or any of its subsidiaries or, to the knowledge of the Company, threatened against the Company and (iii) the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal customers, suppliers, manufacturers or contractors, in the case of (i), (ii) or (iii), which would reasonably likely result in a Material Adverse Change.

         (kk) Minute Books and Records. The minute books and records of meetings of the Company's stockholders, board of directors and committees thereof, as furnished to Fried, Frank, Harris, Shriver & Jacobson, counsel for the Initial Purchasers, for the purpose of examination in connection with the preparation of the Offering Memorandum, are the original minute books and records or are true, correct and complete copies thereof, and such minute books and records represent descriptions which are accurate in all material respects of the business actually transacted at such meetings since December 12, 2000, with respect to the Company. Other than meetings or consents or actions of the board of directors or any committees thereof or meetings or consents or actions of the stockholders of the Company that are evidenced by minutes or written consents attached to the secretary's certificate to be delivered on the Closing Date to the Initial Purchasers, no other meetings or consents or actions of the board of directors or any committees thereof or meetings or consents or actions of the stockholders of the Company have been convened or made, as applicable, since August 1, 2003, and there have been no material changes, additions or alterations in said minute books or records.

             Any certificate signed by an officer of the Company or any Guarantor and delivered to the Initial Purchasers or to counsel for the Initial Purchasers pursuant to this Agreement shall be deemed to be a representation and warranty by the Company or such Guarantor to each Initial Purchaser as to the matters set forth therein.

SECTION 2. Purchase, Sale and Delivery of the Securities.

         (a) The Securities. The Company and the Guarantors agree to issue and sell to the several Initial Purchasers, severally and not jointly, all of the Securities upon the terms herein set forth. On the basis of the representations, warranties and agreements of the Company and the Guarantors herein contained, and upon the terms but subject to the conditions herein set forth, the Initial Purchasers agree, severally and not jointly, to purchase from the Company and the Guarantors the aggregate principal amount of Securities set forth opposite their names on Schedule A, at a purchase price of 97.421875% of the principal amount thereof payable on the Closing Date.

         (b) The Closing Date. Delivery of certificates for the Securities in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004 (or such other place as may be agreed to by the Company and Banc of America Securities
         LLC) at 9:00 a.m. New York City time, on October 22, 2003 or such other time and date as Banc of America Securities LLC shall designate by notice to the Company (the time and date of such closing are called the "Closing Date"). The Company hereby acknowledges that circumstances under which the Initial Purchasers may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Initial Purchasers to recirculate to investors copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 16.

         (c) Delivery of the Securities. The Company shall deliver, or cause to be delivered, to Banc of America Securities LLC for the accounts of the Initial Purchasers certificates for the Notes and the Guarantees at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Notes shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depository, pursuant to the DTC Agreement, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as Banc of America Securities LLC may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

         (d) Delivery of Offering Memorandum to the Initial Purchasers. Not later than 12:00 p.m. New York City time on the second business day following the date of this Agreement, the Company shall deliver or cause to be delivered copies of the Offering Memorandum in such quantities and at such places as the Initial Purchasers shall reasonably request.

         (e) Initial Purchasers as Qualified Institutional Buyers. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that (i) it is a "qualified institutional buyer" within the meaning of Rule 144A (a "Qualified Institutional Buyer") and an "accredited investor" within the meaning of Rule 501 under the Securities Act (an "Accredited Investor") and (ii) with respect to those securities sold in reliance on Regulation S: (A) it has not engaged and will not engage in any direct selling efforts within the meaning of Regulation S; and (B) it has complied and will comply with the offering restrictions requirements of Regulation S.

SECTION 3. Additional Covenants. Each of the Company and the Guarantors, jointly and severally, further covenant and agree with each Initial Purchaser as follows:

         (a) Initial Purchasers' Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Offering Memorandum, the Company and the Guarantors shall furnish to the Initial Purchasers for review a copy of each such proposed amendment or supplement, and the Company and the Guarantors shall not use any such proposed amendment or supplement to which any Initial Purchaser reasonably objects in writing within three business days (with advice from its independent counsel).

         (b) Additional Information, Amendments and Supplements to the Offering Memorandum and Other Securities Act Matters. Prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, the Company and the Guarantors will immediately notify each Initial Purchaser, and confirm such notice in writing, of
         (x) any filing made by the Company or any Guarantor with any securities exchange or any other securities regulatory body in the United States or any other jurisdiction or (y) any press release issued by the Company or any Guarantor. If, prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, not misleading, or if in the reasonable opinion of the Initial Purchasers or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Offering Memorandum to comply with law, the Company and the Guarantors agree to promptly prepare (subject to Section 3 hereof), and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Offering Memorandum so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum, as amended or supplemented, will comply with law.

                  The Company and the Guarantors hereby expressly acknowledge that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 3.

         (c) Copies of the Offering Memorandum. The Company agrees to furnish the Initial Purchasers, without charge, as many copies of the Offering Memorandum and any amendments and supplements thereto as they shall have reasonably requested prior to or at the time of the original printing of the Offering Memorandum or any amendment or supplement thereto.

         (d) Blue Sky Compliance. The Company and the Guarantors shall cooperate with the Initial Purchasers and counsel for the Initial Purchasers to qualify or register the Securities for sale under (or obtain exemptions from the application of) the Blue Sky or state securities laws of those jurisdictions designated by the Initial Purchasers, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Company and each of the Guarantors shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company and the Guarantors will advise the Initial Purchasers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

         (e) The Depositary. The Company will cooperate with the Initial Purchasers and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

         (f) Additional Issuer Information. The Company and the Guarantors agree that, for so long as Securities (but not the Exchange Securities) remain outstanding, they will furnish to holders and beneficial owners of Securities and to securities analysts and prospective purchasers of Securities, upon their request, the information (together with the documents referred to in the second sentence of this paragraph, the "Additional Issuer Information") required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

         (g) Agreement Not To Offer or Sell Additional Securities. During the period of 180 days following the date of the Offering Memorandum, the Company and each of the Guarantors will not, without the prior written consent of Banc of America Securities LLC (which consent may be withheld at the sole discretion of Banc of America Securities LLC), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or securities exchangeable for or convertible into debt securities of the Company, in each case pursuant to an offering registered under the Securities Act, an offering under Rule 144A or any other private placement transaction utilizing a placement agent (other than as contemplated by this Agreement and to register the Exchange Securities).

         (h) No Integration of Offerings or General Solicitation. The Company agrees that it will not and will cause its Affiliates and subsidiaries not to make any offer or sale of securities of the Company or any of its subsidiaries of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4 thereof or by Rule 144A or by Regulation S thereunder or otherwise. Neither the Company, the Guarantors, nor any of their respective subsidiaries or Affiliates, or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation, warranty or covenant) will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Company, the Guarantors, any of their subsidiaries or Affiliates or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation, warranty or covenant) will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company, the Guarantors, any of their subsidiaries or Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation, warranty or covenant) will comply with the offering restrictions set forth in Regulation S.

         (i) Legended Securities. Each certificate for a Note will bear a legend substantially similar to the legend contained in "Notice to Investors" in the Offering Memorandum for the time period and upon the other terms stated in the Offering Memorandum.

         (j) PORTAL. The Company will use its reasonable best efforts to cause such Notes to be eligible for the National Association of Securities Dealers, Inc. PORTAL market (the "PORTAL market").

        Banc of America Securities LLC, on behalf of the several Initial Purchasers, may, in its sole discretion, waive in writing the performance by the Company or Guarantors of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. Payment of Expenses. The Company and the Guarantors agree to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (ii) all fees and expenses of the Company's and the Guarantors' counsel, independent public or certified public accountants and other advisors, (iii) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of each preliminary Offering Memorandum and the Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto (iv) all filing fees, attorneys' fees and expenses incurred by the Company or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the Blue Sky laws and, if requested by the Initial Purchasers, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Initial Purchasers of such qualifications, registrations and exemptions, such fees and expenses under this clause (iv) not to exceed $20,000, (v) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Exchange Securities, (vi) any fees payable in connection with the rating of the Securities or the Exchange Securities with the ratings agencies and the listing of the Securities with the PORTAL market, and (vii) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by DTC for "book-entry" transfer, and the performance by the Company and the Guarantors of their respective other obligations under this Agreement. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Initial Purchasers shall pay their own expenses, including fees and disbursements for their counsel, and shall be responsible for all expenses associated with the road show for the marketing of the Securities, including, without limitation, any expenses associated with lodging or transportation.

SECTION 5. Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and each of the Guarantors set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Company and each of the Guarantors of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

         (a) Accountants' Comfort Letter. On the date hereof, the Initial Purchasers shall have received from KPMG LLP, independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers, containing statements and information of the type ordinarily included in accountant's "comfort letters" to Initial Purchasers, delivered according to Statement of Auditing Standards Nos. 72 and 76 (or any successor bulletins), with respect to the audited and unaudited financial statements and certain financial information contained in the Offering Memorandum.

         (b) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing
         Date:

                  (i) in the reasonable judgment of the Initial Purchasers there shall not have occurred any Material Adverse Change; and

                  (ii) the Securities shall be rated at least B3 by Moody's Investors Service, Inc. ("Moody's") and B- by Standard & Poor's Rating Services, a division of McGraw Hill, Inc. ("S&P"), in each case with a stable outlook, or there shall not have occurred any downgrading or the giving of any notice of any intended or potential downgrading, or of any review for a possible change that does not indicate the direction of the possible change, in each case to a rating of the Securities by Moody's or S&P below B3 or B-, respectively.

         (c) Opinion of Counsel for the Company. On the Closing Date the Initial Purchasers shall have received an opinion of Kaye Scholer LLP and an opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, each counsel for the Company, each dated as of such Closing Date, in substantially the forms attached as Exhibit B-1 and Exhibit B-2, respectively.

         (d) Credit Agreement Opinion. On the Closing Date the Initial Purchasers shall have received a reliance letter from Kaye Scholer LLP and a reliance letter from Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, each counsel for the Company with respect to the Credit Agreement, each dated as of such Closing Date, authorizing the Initial Purchasers to rely upon the opinions of each of such counsel, respectively, each dated as of the Closing Date, in each case addressed and delivered to Bank of America, N.A., as administrative agent under the Credit Agreement, with the same force and effect as if the Initial Purchasers were named as addressees of each such opinion.

         (e) Opinion of Counsel for the Initial Purchasers. On the Closing Date the Initial Purchasers shall have received an opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

         (f) Officers' Certificate. On the Closing Date the Initial Purchasers shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the Closing Date, to the effect that:

                  (i) for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;

                  (ii) the representations, warranties and covenants of the Company and the Guarantors, as the case may be, set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of the Closing Date; and

                  (iii) the Company and the Guarantors have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date.

         (g) Chief Financial Officer's Certificate. On the Closing Date the Initial Purchasers shall have received a written certificate executed by the Chief Financial Officer of the Company, dated as of the Closing Date, to the effect that the statements contained in the Preliminary Offering Memorandum and the Offering Memorandum, as applicable, under the section "Management's Discussion and Analysis of Financial Condition and Results of Operations - Recent Developments" with respect to the Company's net revenue and income from operations for the quarter ended September 30, 2003 are, to his knowledge, consistent with the Company's current expectations in all material respects as of the Closing Date.

         (h) Bring-down Comfort Letter. On the Closing Date the Initial Purchasers shall have received from KPMG LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Initial Purchasers, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a)(i) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

         (i) PORTAL Listing. At the Closing Date the Notes shall have been designated for trading on the PORTAL market.

         (j) Other Agreements. The Company and the Guarantors shall have entered into the Registration Rights Agreement and the Indenture and the Initial Purchasers shall have received executed counterparts thereof.

         (k) Credit Agreement. At the Closing Date and upon consummation of the transactions contemplated hereby, (i) the Company and the Guarantors shall have duly authorized, executed and delivered the Credit Agreement, (ii) upon execution and delivery thereof by the lenders thereunder, the Credit Agreement shall constitute a valid and legally binding obligation of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, (iii) no default shall have occurred or be continuing under the Credit Agreement, (iv) as described in the Offering Memorandum, the Company shall be prepared to
         (A) repay all outstanding indebtedness under the Company's existing credit facility and (B) pay the redemption price of approximately $11.4 million, plus accrued and unpaid dividends, for the Company's series C preferred stock which was issued to an affiliate of J.W. Childs Equity Partners II, L.P., and (v) the Company and the Guarantors shall have received all consents necessary, as required by the Credit Agreement, to the issuance and sale of the Securities and the consummation of the transactions contemplated hereby, in each case in a form and substance reasonably satisfactory to the Initial Purchasers and counsel for the Initial Purchasers. The Company and the Guarantors shall have entered into and the Initial Purchasers shall have received executed counterparts thereof.

         (l) Additional Documents. On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

                  If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial Purchasers by notice to the Company and the Guarantors at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

SECTION 6. Reimbursement of Initial Purchasers' Expenses. If the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or any of the Guarantors to perform in all material respects any agreement herein or to comply in all material respects with any provision hereof, the Company agrees to reimburse the Initial Purchasers (or such Initial Purchasers as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket costs and expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, expenses associated with the road show for the marketing of the Securities, postage, facsimile and telephone charges.

SECTION 7. Offer, Sale and Resale Procedures. Each of the Initial Purchasers, on the one hand, and the Company and each of the Guarantors, on the other hand, hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

                  (A) Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities
Act) or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S under the Securities Act, upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

                  (B) No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.

                  (C) Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Securities) shall bear the following legend:

                  "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE

                  REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), TO THE COMPANY OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY."

Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company or any Guarantor for any losses, damages or liabilities suffered or incurred by the Company or any Guarantor, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.

SECTION 8. Indemnification.

         (a) Indemnification of the Initial Purchasers. The Company and each Guarantor, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, its directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company or any Guarantor contained herein; or (iii) in whole or in part upon any failure of the Company or any Guarantor to perform its obligations hereunder or under law; or (iv) any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) above to the extent such loss, claim, damage, liability or expense is not covered in clauses (i) through (iii) (subject to the limitation set forth below), provided that the Company and the Guarantors shall not be liable under this clause (iv) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct; and to reimburse each Initial Purchaser and each such controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by Banc of America

         Securities LLC) as such expenses are reasonably incurred by such Initial Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company or any Guarantor by the Initial Purchasers expressly for use in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8 shall be in addition to any liabilities that the Company and each of the Guarantors may otherwise have.

         (b) Indemnification of the Company and their Guarantors and their Directors and Officers. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors and each of their directors, officers and employees and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, any Guarantor or any such director, officer or employee or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company and the Guarantors by the Initial Purchasers expressly for use therein; and to reimburse the Company and the Guarantors, or any such director, officer or employee or controlling person for any and all expenses (including reasonable fees and disbursements of counsel) as such expenses are reasonably incurred by the Company or the Guarantors, or any such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company and the Guarantors hereby acknowledge that the only information that the Initial Purchasers have furnished (prior to the date hereof) to the Company expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in (A) the first sentence of the sixth full paragraph on introductory page ii of the Offering Memorandum, (B) the second sentence of the second paragraph under the caption "Risk Factors
         - No public trading market for the Notes exists and the Notes contain restrictions on transfer." in the Offering Memorandum and (C) the second sentence of the second paragraph, the first and second sentences of the fourth paragraph, the fourth sentence of the sixth paragraph, the eighth paragraph and the eleventh paragraph under the caption "Plan of Distribution" in the Offering Memorandum; and the Initial Purchasers confirm that such statements are correct. The indemnity agreement set forth in this
         Section 8 shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

         (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this
         Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not materially prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than the reasonable costs of investigation) unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (Banc of America Securities LLC in the case of Section 8(b)), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

         (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final non-appealable judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by
         Section 8 hereof,
         the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if
         (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement; provided, however, that the indemnifying party shall not be liable for any reimbursement to the indemnified party for fees and expenses of counsel pursuant to this sentence to the extent, and only for so long as, the indemnifying party is contesting such reimbursement in good faith. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include any statement as to or any admission of fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 9. Contribution.

                  If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Guarantors, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities. The relative fault of the Company or any Guarantor, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company or any Guarantor, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 8 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under
Section 8 for purposes of indemnification.

                  The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this
Section 9.

                  Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director, officer and employee of the Company and each of the Guarantors and each person, if any, who controls the Company or any of the Guarantors within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

SECTION 10. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Initial Purchasers by notice given to the Company if at any time (i) trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, all as in the judgment of the Initial Purchasers is material and adverse and makes it impracticable or inadvisable to proceed with the offering or delivery of the Securities in the manner and on the terms described in the Offering Memorandum or to enforce contracts for the sale of securities; (iv) in the reasonable judgment of the Initial Purchasers there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the reasonable judgment of the Initial Purchasers may interfere materially with the conduct of the business and operations of the Company and the Guarantors, taken as a whole, regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 10 shall be without liability on the part of (i) the Company to any Initial Purchaser, except that the Company shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to
Section 4 hereof, (ii) any Initial Purchaser to the Company or any Guarantor, or
(iii) of any party hereto to any other party except that the provisions of
Section 8 and Section 9 shall at all times be effective and shall survive such termination.

SECTION 11. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and each of the Guarantors, of their respective officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or the Company or any of the Guarantors or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 12. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

         Banc of America Securities LLC
         9 West 57th Street
         New York, NY  10019

         Facsimile: (212) 847-6441
         Attention: Bruce Thompson

   with a copy to:

         Fried, Frank, Harris, Shriver & Jacobson
         One New York Plaza
         New York, New York 10004

         Facsimile: (212) 859-4000
         Attention: Valerie Ford Jacob, Esq.

If to the Company or any of the Guarantors:

         National Nephrology Associates, Inc.
         230 Great Circle Road
         Suite 218
         Nashville, Tennessee 37228

         Facsimile: (615) 312-5206
         Attention: Leif Murphy

   with a copies to:

         J.W. Childs Associates, L.P.
         111 Huntington Avenue
         Suite 2900
         Boston, MA 02199
         Facsimile: (617) 753-1101
         Attention: Edward D. Yun

and to:

         Kaye Scholer LLP
         425 Park Avenue
         New York, NY 10022
         Facsimile: 212-836-8689
         Attention: Adam H. Golden, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 16 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

SECTION 14. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 15. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

         (a) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 16. Default of One or More of the Several Initial Purchasers. If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of
Section 4, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Offering Memorandum or any other documents or arrangements may be effected.

                  As used in this Agreement, the term "Initial Purchaser" shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 10. Notwithstanding anything to the contrary herein, any action taken under this Section 16, including, without limitation, the termination of this Agreement, shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

SECTION 17. Tax Disclosure. Notwithstanding anything to the contrary contained herein, each of the Initial Purchasers, the Company and the Guarantors shall be permitted to disclose the tax treatment and tax structure of any transaction contemplated by this Agreement or the Offering Memorandum (including any materials, opinions or analyses relating to such tax treatment or tax structure, but without disclosure of identifying information of any person or, except to the extent relating to such tax structure or tax treatment, any nonpublic commercial or financial information); provided, however, that if such transaction is not consummated for any reason, the provisions of this sentence shall cease to apply with respect to such transaction.

SECTION 18. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

                                                                          518246

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.


                                  Very truly yours,

                                  NATIONAL NEPHROLOGY ASSOCIATES, INC., a
                                  Delaware corporation

                                  By:__________________________

                                  Name:  Michael N. Cannizzaro
                                  Title: Chairman and Chief Executive Officer



                                  NNA OF OKLAHOMA, INC., a Nevada corporation
                                  NNA OF GEORGIA, INC., a Delaware corporation
                                  NNA OF ALABAMA, INC., an Alabama corporation
                                  NNA MANAGEMENT COMPANY OF KENTUCKY, INC., a
                                      Kentucky corporation
                                  NATIONAL NEPHROLOGY ASSOCIATES MANAGEMENT
                                      COMPANY OF TEXAS, INC., a Texas
                                      corporation
                                  NNA OF NEVADA, INC., a Nevada corporation
                                  NATIONAL NEPHROLOGY ASSOCIATES CREDIT
                                      CORPORATION, a Tennessee corporation
                                  NNA OF TOLEDO, INC., an Ohio corporation
                                  NNA OF RHODE ISLAND, INC., a Rhode Island
                                      corporation
                                  NNA TRANSPORTATION SERVICES CORPORATION, a
                                      Tennessee corporation
                                  NNA PROPERTIES OF TENNESSEE, INC., a Tennessee
                                      corporation
                                  NNA PROPERTIES OF KENTUCKY, INC., a Kentucky
                                      corporation
                                  NNA PROPERTIES OF NEW JERSEY, INC., a New
                                      Jersey corporation
                                  NNA MANAGEMENT COMPANY OF LOUISIANA, INC., a
                                      Louisiana corporation
                                  RENEX CORP., a Florida corporation
                                  RENEX MANAGEMENT SERVICES, INC., a Florida
                                      corporation
                                  DIALYSIS SERVICES OF ATLANTA, INC., a Georgia
                                      corporation
                                  RENEX DIALYSIS CLINIC OF PENN HILLS, INC., a
                                      Pennsylvania corporation
                                  RENEX DIALYSIS CLINIC OF SHALER, INC., a
                                      Pennsylvania corporation
                                  RENEX DIALYSIS CLINIC OF DOYLESTOWN, INC., a
                                      Pennsylvania corporation

                                  RENEX DIALYSIS CLINIC OF AMESBURY, INC., a
                                      Massachusetts corporation
                                  RENEX DIALYSIS CLINIC OF NORTH ANDOVER, INC.,
                                      a Massachusetts corporation
                                  RENEX DIALYSIS CLINIC OF SOUTH GEORGIA, INC.,
                                      a Georgia corporation
                                  RENEX DIALYSIS CLINIC OF CREVE COUER, INC.,
                                      a Missouri corporation
                                  RENEX DIALYSIS CLINIC OF ST. LOUIS, INC., a
                                      Missouri corporation
                                  RENEX DIALYSIS CLINIC OF BRIDGETON, INC., a
                                      Missouri corporation
                                  RENEX DIALYSIS CLINIC OF UNION, INC., a
                                      Missouri corporation
                                  RENEX DIALYSIS HOMECARE OF GREATER ST. LOUIS,
                                      INC., a Missouri corporation
                                  RENEX DIALYSIS CLINIC OF MAPLEWOOD, INC., a
                                      Missouri corporation
                                  RENEX DIALYSIS CLINIC OF UNIVERSITY CITY,
                                      INC., a Missouri corporation
                                  RENEX DIALYSIS FACILITIES, INC., a Mississippi
                                      corporation
                                  RENEX DIALYSIS CLINIC OF BLOOMFIELD, INC., a
                                      New Jersey corporation
                                  RENEX DIALYSIS CLINIC OF ORANGE, INC., a New
                                      Jersey corporation
                                  RENEX DIALYSIS CLINIC OF PHILADELPHIA, INC.,
                                      a Pennsylvania corporation
                                  RENEX DIALYSIS CLINIC OF PITTSBURGH, INC., a
                                      Pennsylvania corporation
                                  RENEX DIALYSIS CLINIC OF WOODBURY, INC., a New
                                      Jersey corporation
                                  RENEX DIALYSIS CLINIC OF TAMPA, INC., a
                                      Florida corporation

                                  DIALYSIS ASSOCIATES, LLC, a Tennessee limited
                                      liability company
                                  By: National Nephrology Associates, Inc., a
                                      Delaware corporation, as sole member

                                  DIALYSIS ASSOCIATES MEDICAL SUPPLY, LLC, a
                                      Tennessee limited liability company
                                  By: National Nephrology Associates, Inc., a
                                      Delaware corporation, as sole member

                                  NNA-SAINT BARNABAS, L.L.C., a New Jersey
                                      limited liability company
                                  By: Renex Dialysis Clinic of Woodbury, Inc.,
                                      a Delaware corporation, as sole member

                                  NNA SAINT BARNABAS - NEWARK, L.L.C., a New
                                      Jersey limited liability company

                                  By: NNA - Saint Barnabas, L.L.C., a New Jersey
                                      limited liability company, as sole member

                                  NNA OF OKLAHOMA, L.L.C., an Oklahoma limited
                                      liability company
                                  By: NNA of Oklahoma, Inc., a Nevada
                                      corporation, as sole member

                                  NNA OF LOUISIANA, LLC, a Louisiana limited
                                      liability company
                                  By: NNA Management Company of Louisiana, Inc.,
                                      as sole member

                                  DOYLESTOWN ACUTE RENAL SERVICES, L.L.C., a
                                      Pennsylvania limited liability company
                                  By: Renex Dialysis Clinic of Doylestown, Inc.,
                                      a Pennsylvania corporation, as sole member

                                  NNA OF NEWARK, L.L.C., a New Jersey limited
                                      liability company
                                  By: Renex Dialysis Clinic of Woodbury, Inc.,
                                      a New Jersey corporation, as sole member

                                  NATIONAL NEPHROLOGY ASSOCIATES OF TEXAS, L.P.,
                                      a Texas limited partnership
                                  By: National Nephrology Associates Management
                                      Company of Texas, Inc., a Texas
                                      corporation, as its general partner

                                  By:____________________________
                                  Name:  Michael N. Cannizzaro
                                  Title: Chairman and Chief Executive Officer

         The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
RBC DOMINION SECURITIES CORPORATION
HARRIS NESBITT CORP.

By:  Banc of America Securities LLC


By:__________________________
Name:  Bruce Thompson
Title: Managing Director

                                   SCHEDULE A






                                                                  AGGREGATE
                                                               PRINCIPAL AMOUNT
                                                                 OF SECURITIES
               INITIAL PURCHASERS                               TO BE PURCHASED
               ------------------                               ---------------
Banc of America Securities LLC ...........................       $ 78,000,000
J.P. Morgan Securities Inc................................         39,000,000
RBC Dominion Securities Corporation ......................         39,000,000
Harris Nesbitt Corp.......................................          4,000,000


         Total............................................       $160,000,000

                                                                       EXHIBIT A

              SUBSIDIARIES OF NATIONAL NEPHROLOGY ASSOCIATES, INC.


1.       Dialysis Associates Medical Supply, LLC
2.       Dialysis Associates, LLC
3.       Dialysis Services of Atlanta, Inc.
4.       Doylestown Acute Renal Services, L.L.C.
5.       National Nephrology Associates Credit Corporation
6.       National Nephrology Associates Management Company of Texas, Inc.
7.       National Nephrology Associates of Texas, L.P.
8.       NNA Management Company of Kentucky, Inc.
9.       NNA Management Company of Louisiana, Inc.
10.      NNA of Ada, L.L.C.
11.      NNA of Alabama, Inc.
12.      NNA of East Orange, L.L.C.
13.      NNA of Elizabeth, L.L.C.
14.      NNA of Florida, LLC
15.      NNA of Georgia, Inc.
16.      NNA of Harrison, L.L.C.
17.      NNA of Louisiana, LLC
18.      NNA of Memphis, LLC
19.      NNA of Nevada, Inc.
20.      NNA of Newark, L.L.C.
21.      NNA of Oklahoma, Inc.
22.      NNA of Oklahoma, L.L.C.
23.      NNA of Paducah, LLC
24.      NNA of Rhode Island, Inc.
25.      NNA of Toledo, Inc.
26.      NNA Properties of Kentucky, Inc.
27.      NNA Properties of New Jersey, Inc.
28.      NNA Properties of Tennessee, Inc.
29.      NNA Transportation Services Corporation
30.      Renex Corp.
31.      Renex Dialysis Clinic of Amesbury, Inc.
32.      Renex Dialysis Clinic of Bloomfield, Inc.
33.      Renex Dialysis Clinic of Bridgeton, Inc.
34.      Renex Dialysis Clinic of Creve Couer, Inc.
35.      Renex Dialysis Clinic of Doylestown, Inc.
36.      Renex Dialysis Clinic of Maplewood, Inc.
37.      Renex Dialysis Clinic of North Andover, Inc.
38.      Renex Dialysis Clinic of Orange, Inc.
39.      Renex Dialysis Clinic of Penn Hills, Inc.
40.      Renex Dialysis Clinic of Philadelphia, Inc.
41.      Renex Dialysis Clinic of Pittsburgh, Inc.
42.      Renex Dialysis Clinic of Shaler, Inc.

43.      Renex Dialysis Clinic of South Georgia, Inc.
44.      Renex Dialysis Clinic of St. Louis, Inc.
45.      Renex Dialysis Clinic of Tampa, Inc.
46.      Renex Dialysis Clinic of Union, Inc.
47.      Renex Dialysis Clinic of University City, Inc.
48.      Renex Dialysis Clinic of Woodbury, Inc.
49.      Renex Dialysis Facilities, Inc.
50.      Renex Dialysis Homecare of Greater St. Louis, Inc.
51.      Renex Management Services, Inc.
52.      NNA-Saint Barnabas, L.L.C.
53.      NNA-Saint Barnabas-Newark, L.L.C.

                                                                     EXHIBIT B-1

                  Form of Opinion of Kaye Scholer LLP to be delivered pursuant to Section 5(c) of the Purchase Agreement.

         (i) The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

         (ii) The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Securities, the Exchange Securities and the DTC Agreement.

         (iii) Based solely on certificates of public officials and officers of the Company, including the organizational documents referred to therein, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each of the jurisdictions set forth on Schedule 1 hereto.

         (iv) The description of the Company's stock option plan set forth in the Offering Memorandum fairly describes in all material respects such plan.

         (v) The issuance and sale of the Notes by the Company will not be subject to any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising (i) by operation of the certificate of incorporation or by-laws of the Company or the General Corporation Law of the State of Delaware, or (ii) under any agreement of the Company set forth on Schedule 2 hereto (the "Material Agreements").

         (vi) The Purchase Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification and contribution thereunder may be limited by applicable law or against public policy and subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors and by general principles of equity (regardless of whether considered in a proceeding at law or in equity).

         (vii) The Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification and contribution thereunder may be limited by applicable law or against public policy and subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors and by general principles of equity (regardless of whether considered in a proceeding at law or in equity).

         (viii) The DTC Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors and by general principles of equity (regardless of whether considered in a proceeding at law or in equity).



                                     B-1-1

         (ix) The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnification and contribution thereunder may be limited by applicable law or against public policy and subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors and by general principles of equity (regardless of whether considered in a proceeding at law or in equity).

         (x) The Notes are in the form contemplated by the Indenture, have been duly authorized by the Company for issuance and sale pursuant to the Purchase Agreement and the Indenture and, when executed by the Company and authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors and by general principles of equity (regardless of whether considered in a proceeding at law or in equity).

         (xi) The Exchange Notes have been duly and validly authorized for issuance by the Company.

         (xii) Each of the Purchase Agreement, Registration Rights Agreement and Indenture is a valid and binding agreement of the Guarantors, enforceable in accordance with their respective terms, except as rights to indemnification and contribution thereunder may be limited by applicable law or against public policy, and subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors and by general principles of equity (regardless of whether considered in a proceeding at law or in equity).

         (xiii) The Guarantees of the Notes are in the form contemplated by the Indenture, and, when the Notes have been executed by the Company and authenticated by the Trustee in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Guarantors, enforceable against the applicable Guarantors in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors and by general principles of equity (regardless of whether considered in a proceeding at law or in equity) and will be entitled to the benefits of the Indenture.

         (xiv) The Notes, the Guarantees of the Notes, the Indenture and the Registration Rights Agreement conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

         (xv) The statements in the Offering Memorandum under the captions "Risk Factors - Risks Relating to Our Debt, Including the Notes," "Management - Employment Agreements and Executive Compensation," "Management - Benefit Plans - Stock Option Plans," "Description of Notes," "Certain Federal Income Tax Considerations" and "Notice to Investors," insofar as such statements constitute matters of law, summaries of legal matters or legal



                                     B-1-2
conclusions, have been reviewed by us and fairly present, in all material respects, the matters referred to therein.

         (xvi) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency of the federal government of the United States or the State of New York or any court or other governmental or regulatory authority acting pursuant to the General Corporation Law of the State of Delaware, is required for the Company's execution, delivery and performance of the Purchase Agreement, the Registration Rights Agreement, the DTC Agreement or the Indenture or the issuance and delivery of the Notes, or consummation of the transactions contemplated thereby, except as may be required under the Securities Act, Exchange Act, the Trust Indenture Act and applicable state securities or blue sky laws.

         (xvii) The execution and delivery of the Purchase Agreement, the Registration Rights Agreement, the DTC Agreement, the Notes and the Indenture by the Company and the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification and contribution sections of such agreements, as applicable, as to which we render no opinion) (i) will not result in any violation of the provisions of the certificate of incorporation of by-laws of the Company; (ii) will not constitute a breach of, or Default or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, with respect to the Company, any material agreements listed on Schedule I hereto; and (iii) to the best of our knowledge, will not result in any violation of any law, statute, rule or administrative regulation of the federal government of the United States or the State of New York or the General Corporation Law of the State of Delaware which a lawyer exercising customary professional diligence would reasonably recognize as being directly applicable to the Company or any subsidiary with respect to transactions contemplated by the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Notes. We express no opinion herein as to the applicability or effect of Healthcare Laws.

         (xviii) To the best of our knowledge, the execution and delivery of each of the Purchase Agreement, Registration Rights Agreement, Indenture and the Guarantees of the Notes by the Guarantors and the performance by the Guarantors of their obligations thereunder (other than performance by the Guarantors of their obligations under the indemnification and contribution sections of such agreements, as applicable, as to which we render no opinion) will not result in any violation of any law, statute, rule or administrative regulation of the federal government of the United States or the State of New York or the General Corporation Law of the State of Delaware which a lawyer exercising customary professional diligence would reasonably recognize as being directly applicable to the Guarantors with respect to the transactions contemplated by the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Guarantees of the Notes.

         (xix) The Company is not, nor after receipt of payment for the Securities will it be, an "investment company" requiring it to register under the Investment Company Act.

         (xx) Assuming the accuracy of the representations, warranties and covenants of the Company, the Guarantors and the Initial Purchasers contained in the Purchase Agreement, no registration of the Notes or the Guarantees thereof under the Securities Act, and no qualification of an indenture under the Trust Indenture Act with respect thereto, is required in connection with the purchase of the Securities by the Initial Purchasers or the initial resale of the Securities by the


                                     B-1-3

Initial Purchasers to Qualified Institutional Buyers or pursuant to Regulation S under the Securities Act in the manner contemplated by the Purchase Agreement and the Offering Memorandum other than any registration or qualification that may be required in connection with the Exchange Offer contemplated by the Offering Memorandum or in connection with the Registration Rights Agreement. We need express no opinion, however, as to when or under what circumstances any Initial Notes initially sold by the Initial Purchasers may be reoffered or resold.

         (xxi) To our knowledge, other than as described in the Offering Memorandum, there are no pending or threatened legal or governmental proceedings to which the Company is a party that would be required to be described by Item 103 of Regulation S-K under the Securities Act if the issuance of the Securities were being registered under the Securities Act.

         (xxii) None of the sale, issuance, execution or delivery of the Securities will contravene Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.











                                     B-1-4

                                                                      SCHEDULE 1

           Jurisdictions Where the Company is Qualified to do Business
                            as a Foreign Corporation

                                    Tennessee

























                                      1-1

                                                                      SCHEDULE 2

                               Material Agreements

1. Securityholders Agreement, dated as of December 23, 1998, among the Company, J.W. Childs Equity Partners II, L.P. and certain other parties thereto, as amended by Amendment No. 1 to Securityholders Agreement, dated as of January 22, 1999, Amendment No. 2 to Securityholders Agreement, dated as of April 30, 1999, and Amendment No. 3 to Securityholders Agreement, dated as of February 8, 2002.

2. Advisory Services Agreement, dated as of December 23, 1998, among J.W. Childs Associates, L.P., Credit Agricole Indosuez and the Company.

3. Employment Agreement, dated as of December 1, 1998, between the Company and Jeffrey L. Hymes.

4. Employment Agreement, dated as of December 1, 1998, between the Company and M. Stephen Harrison.

5. Employment Agreement, dated as of September 1, 1999, between the Company and Leif Murphy.

6. Epogen Freestanding Dialysis Center Agreement, dated April 1, 1998, between Amgen Inc. and the Company, as amended by Amendment No. 1 to Agreement, dated January 15, 1999, Amendment No. 2 to Agreement, dated January 14, 2000, Amendment No. 3 to Agreement, dated March 15, 2000, Amendment No. 4 to Agreement, dated February 9, 2001, Amendment No. 5 to Agreement, dated October 3, 2001, and Amendment No. 6 to Agreement, dated September 26, 2002.

7. Services Agreement, dated as of August 1, 2000, between the Company and IMRAC Corporation.

8. License and Support Agreement, dated as of August 1, 2000, between the Company and IMRAC Corporation.








                                      2-1

                                                                     EXHIBIT B-2

                  Form of Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC to be delivered pursuant to Section 5(c) of the Purchase Agreement.

         (i) Each Guarantor has been duly incorporated and is validly existing as a corporation, limited liability company or limited partnership, as applicable, under the laws of the jurisdiction of its incorporation or formation, and, based solely on certificates of public officials, is in good standing, as of the respective date of such applicable certificate, under the laws of the jurisdiction of its incorporation or formation except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. Each Guarantor has the corporate, limited liability or partnership power, as applicable, and corporate, limited liability or partnership authority, as applicable, to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement, the Registration Rights Agreement, the Credit Agreement, the Indenture and the Securities. To our knowledge based solely on certificates of public officials and officers of each Guarantor, each Guarantor is, as of the respective dates of the applicable certificates, duly qualified as a foreign corporation, limited liability company or partnership, as applicable, to transact business and is in good standing in the respective jurisdictions set forth in Schedule 1 (attached hereto and incorporated herein by reference), except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

         (ii) All of the issued and outstanding capital stock, limited liability company or partnership interests of each Guarantor has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien or encumbrance, except for a pledge under the Company's Second Amended and Restated Credit Agreement dated as of February 10, 2000, as amended.

         (iii) The Guarantees of the Notes and the Exchange Notes have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by each of the Guarantors.

         (iv) The Purchase Agreement has been duly authorized, executed and delivered by each of the Guarantors.

         (v) The Registration Rights Agreement has been duly authorized, executed and delivered by each of the Guarantors.

         (vi) The Credit Agreement has been duly authorized, executed and delivered by each of the Guarantors.

         (vii) The Indenture has been duly authorized, executed and delivered by each of the Guarantors.

         (viii) To our knowledge: (a) the Company and each Guarantor have such permits, licenses, franchises, certifications, accreditations and authorizations (collectively, "Authorizations") from all regulatory or governmental officials, bodies or tribunals as are necessary to own, lease and operate its respective properties and to conduct its business in the



                                     B-2-1
manner described in the Offering Memorandum except as would not reasonably be expected to result in a Material Adverse Change; (b) the Company and each Guarantor are eligible to participate in the Medicare and Medicaid programs as and except to the extent described in the Offering Memorandum; (c) the Company and each Guarantor has fulfilled and performed all of its material obligations with respect to such Authorizations or eligibility; and (d) except as disclosed in the Offering Memorandum, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof except where such revocation or termination would not result in a Material Adverse Change. The opinion rendered in this paragraph (viii) is limited solely to any federal or Tennessee Healthcare Laws.

         (ix) No consent, approval, authorization or other order of, or registration or filing with, any governmental or regulatory authority or agency, or, to our knowledge, any court, of the United States federal government or the State of Tennessee, is required for any Guarantor's execution, delivery and performance of the Purchase Agreement, the Registration Rights Agreement, the DTC Agreement, or the Indenture, as applicable, or the issuance and delivery of the Guarantees of the Notes, or consummation of the transactions contemplated thereby and by the Offering Memorandum, except as would not reasonably be expected to result in a Material Adverse Change and except for any obligations relating to the execution and performance of the Credit Agreement and any documents to be delivered thereunder or as may be required under any Healthcare Laws or the Securities Act, Exchange Act, the Trust Indenture Act, applicable state securities or blue sky laws, and all rules and regulations promulgated under such federal and state laws.

         (x) The performance by the Company (solely with respect to clauses (b) and (c) below) and each of the Guarantors of its obligations under the Purchase Agreement, the Registration Rights Agreement, the DTC Agreement, the Notes, the Guarantees of the Notes and the Indenture, as applicable, (other than performance by the Company or any Guarantor of their indemnification and contribution obligations under such agreements and any obligations relating to the execution and performance of the Credit Agreement and any documents to be delivered thereunder, as to which we render no opinion) (a) will not result in any violation of the provisions of the certificate of incorporation, by-laws, operating agreement or limited partnership agreement of such Guarantor; (b) will not constitute a breach of, or a default (with or without the giving of notice or lapse of time) of, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Guarantor pursuant to, its obligations under any of the agreements listed in
Schedule 2 (attached hereto and incorporated herein by reference), except for such breaches, defaults, liens, charges or encumbrances that either (y) have been waived or suspended in writing and disclosed in the Offering Memorandum, or
(z) would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change; or (c) to our knowledge, will not result in any violation of any federal or Tennessee Healthcare Law. No opinion is given herein with respect to any financial covenants or ratios found in any of the agreements listed in Schedule 2 for which the review or interpretation of financial data is necessary in order to determine compliance.

         (xi) The statements in the Offering Memorandum under the captions "Risk Factors - Risks Relating to Our Business," "Business - Sources of Revenue - Medicare Reimbursement," "Business - Sources of Revenue - Medicaid Reimbursement," "Government Regulation," and "Business - Legal Proceedings," insofar as such statements constitute matters of law, summaries of legal matters or legal conclusions, have been reviewed by us and fairly present, in all material respects, the matters referred to therein and do not omit a material fact necessary to make the statements contained therein not misleading. Notwithstanding the foregoing, we render no


                                     B-2-2
opinion as to financial statements, notes, schedules or other financial data derived therefrom, that is included in the Offering Memorandum or any amendments or supplements thereto.

         (xii) Although we are not counsel of record, to our knowledge, the litigation styled Tomlin v. National Nephrology Associates, Inc., et al. (Case
No: 01-C-1513) filed in the Circuit Court for Davidson County, Tennessee would not be required to be described by Item 103 of Regulation S-K under the Securities Act if the issuance of the Securities were being registered under the Securities Act.

         In addition, we have participated in conferences with officers and other representatives of the Company and the Guarantors, representatives of the independent public or certified public accountants for the Company and with representatives and counsel of the Initial Purchasers at which the contents of the Offering Memorandum, and any supplements or amendments thereto, and related matters were discussed and revised. Because of the inherent limitations in the independent verification of factual matters, and the character of determinations involved in the preparation of disclosure documents, we are not passing upon, and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum. However, subject to the foregoing, on the basis of our participation in the conferences referred to above and our examination of the documents referred to herein and relying upon facts provided by representatives of the Company, we advise you that nothing has come to our attention that the Offering Memorandum, as of its date or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no belief as to any financial statements, notes, schedules or other financial data derived therefrom, that is included in the Offering Memorandum or any amendments or supplements thereto).







                                     B-2-3

                                                                      SCHEDULE 1


 Jurisdictions Where Guarantors are Qualified to do Business as a Foreign Entity

National Nephrology Associates Credit Corporation, a Tennessee corporation, is qualified to do business in Texas

NNA of Georgia, Inc., a Delaware corporation, is qualified to do business in Georgia

Renex Dialysis Facilities, Inc., a Mississippi corporation, is qualified to do business in Louisiana












                                      1-1

                                                                      SCHEDULE 2

                                   Agreements

1. Asset Purchase Agreement by and between Company, NNA-Saint Barnabas, L.L.C., Saint Barnabas Medical Center, Saint Barnabas Outpatient Centers, Newark Beth Israel Medical Center, Inc., Monmouth Medical Center, Clara Mass Medical Center, and Saint Barnabas Corporation dated August 1, 2003

2. Medical Director Services Agreements for each location listed on p. 45 of the Offering Memorandum












                                      2-1

                                                                         ANNEX I

                  Each Initial Purchaser understands that:

         Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Securities Act as part of its distribution at any time and otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Securities Act or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as permitted by and include the statements required by Regulation S.

                  Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 under the Securities Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons as part of your distribution at any time or otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A or to Accredited Institutions in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."

                  Such Initial Purchaser agrees that the Securities offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903 of the Securities Act and only upon certification of beneficial ownership of such Securities by non-U.S. persons or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements of the Securities Act.








                                      I-1